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                                                                      Exhibit 99
F.D.P.
CORP

                                                                    NEWS RELEASE

                   FDP CORP. SIGNS DEFINITIVE MERGER AGREEMENT

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      MIAMI, FLORIDA, JANUARY 18, 1999 - FDP Corp. (Nasdaq: FDPC) announced that it has entered into a definitive merger agreement under which it will be acquired by SunGard Data Systems (NYSE: SDS) in a stock-for-stock transaction. Under the terms of the merger, FDP shareholders will receive shares of SunGard common stock in exchange for their shares of FDP common stock. The exchange ratio will depend on the average trading price per share of the SunGard common stock during the twenty day period ending and including the trading days two days before the closing of the merger and is designed to give FDP shareholders $14.40 of SunGard common stock if the average trading price is between $30 and $35. If the average trading price is $30 or less, the exchange ratio will be fixed at .48 and if the average trading price is $35 or more, the exchange ratio will be fixed at .4114.

SunGard's business is computer service and application software. The Company is the only large specialized provider of proprietary investment support systems, is the pioneer and a leading provider of comprehensive computer disaster recovery services, and also provides proprietary healthcare information systems. Its common stock is reported on the New York Stock Exchange under the symbol SDS.

Mr. Michael C. Goldberg, Chairman and Chief Executive Officer of FDP Corp. stated, "We are very pleased to be joining forces with an industry leading company that has a history and track record of success like that of SunGard. My executive team and I will continue to manage FDP as an independent Company within SunGard and continue to provide the services our customers expect. We look forward to working with SunGard's many financial systems businesses and the related resources that a such substantial organization offers."

James L. Mann, chairman and chief executive officer of SunGard, stated, "This merger will enhance SunGard's position as a leading provider of solutions for the employee benefits and life insurance industries. Michael Goldberg has built a fine company that shares SunGard's philosophy of operating autonomous business units focused on providing leading software systems to different niche markets. We look forward to FDP's continued success in achieving significant growth in new sales of its products to the international life insurance marketplace."

The completion of the merger is subject to approval by a majority of FDP's shareholders, customary regulatory approvals and the satisfaction of certain other conditions set forth in the merger agreement. Directors and shareholders holding approximately 53% of the outstanding shares of FDP have agreed to vote their shares in favor of the merger.


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                2140 South Dixie Highway   Miami   Florida 33133


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The merger, which is intended to be accounted for as a pooling-of-interests, is expected to close during the first quarter of this year.

ABOUT FDP

FDP Corp. develops and sells a variety of application software systems that facilitate the sales, marketing and administration functions of life insurance companies and employee benefit administrators. FDP/VISION represents the integration of these software systems into a suite of products under the Windows 95, Windows NT and UNIX operating environments. FDP Corp. software systems are currently sold worldwide including the United Kingdom, Australia, South Africa, Netherlands, and Canada. The publicly held (NASDAQ: FDPC) Company's world headquarters are located in Miami, Florida.

CONTACT: Mark S. Silverman, Senior Vice President, Chief Financial Officer
         (305) 858-8200


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS IN THIS RELEASE CONCERNING THE COMPANY'S FUTURE PROSPECTS ARE "FORWARD-LOOKING STATEMENTS" UNDER THE FEDERAL SECURITIES LAWS WHICH REPRESENT THE COMPANY'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING GROWTH IN SALES OF THE COMPANY'S PRODUCTS, PROFIT MARGINS AND THE SUFFICIENCY OF THE COMPANY'S CASH FLOW FOR THE COMPANY'S FUTURE LIQUIDITY AND CAPITAL RESOURCE NEEDS. THE COMPANY CAUTIONS THAT THESE STATEMENTS ARE FURTHER QUALIFIED BY IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE FORWARD LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING: DECLINE IN DEMAND FOR THE COMPANY'S SOFTWARE PRODUCTS; AND THE EFFECT OF GENERAL ECONOMIC CONDITIONS GENERALLY AND FACTORS AFFECTING THE LIFE INSURANCE, EMPLOYEE BENEFITS AND FINANCIAL SERVICES INDUSTRIES. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES AND ACTUAL EVENTS OR RESULTS MAY DIFFER AS A RESULT OF THESE AND OTHER FACTORS.


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                2140 South Dixie Highway   Miami   Florida 33133